Exhibit 4.1

                            FEDERAL TRUST CORPORATION

                              AMENDED AND RESTATED
                  1998 KEY EMPLOYEE STOCK COMPENSATION PROGRAM

         1. Purpose. This Amended and Restated 1998 Key Employee Stock Compensation Program ("Program") is intended to secure for Federal Trust
Corporation, Federal Trust Bank, and the subsidiaries of either company (collectively, the "Corporation"), the benefits arising from ownership of the Corporation's common stock, par value $.01 per share ("Common Stock"), by those selected officers and other key employees of the Corporation who will be responsible for its future growth. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with the Corporation and to provide key employees with an additional incentive to contribute to the success of the Corporation.

         2. Elements of the Program. In order to maintain flexibility in the award of stock benefits, the Program is comprised of four parts: (i) an Incentive Stock Option Plan ("Incentive Plan"); (ii) a Compensatory Stock Option Plan ("Compensatory Plan"); (iii) a Stock Appreciation Rights Plan ("SAR Plan"); and (iv) a Performance Shares Plan ("Performance Plan"). Copies of the Incentive Plan, Compensatory Plan, SAR Plan and Performance Plan are attached hereto as Plan I, Plan II, Plan III, and Plan IV, respectively, and are collectively referred to herein as the "Plans". The grant of an option, appreciation right or performance share under one of the Plans shall not be construed to prohibit the grant of an option, appreciation right or performance share under any of the other Plans.

         3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Program set forth below.

         4. Administration of the Plans. The Plans shall be administered, construed, governed and amended in accordance with their respective terms.


                        GENERAL PROVISIONS OF THE PROGRAM

         Article 1. Administration. The Program shall be administered by a committee which shall consist of three or more members of the Board of Directors, none of whom is an officer or employee of the Corporation, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The committee, when acting to administer the Program, is referred to as the "Program Administrators". Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators.

No Program Administrator shall be liable for any action or determination made in good faith with respect to the Program or to any option, stock appreciation right, or performance share granted thereunder.


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         Article 2.  Authority of Program  Administrators.  Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority in their absolute discretion:
(i) to construe and interpret the Program; (ii) to define the terms used herein;
(iii) to prescribe, amend and rescind rules and regulations relating to the Program; (iv) to determine the employees to whom options, appreciation rights and performance shares shall be granted under the Program; (v) to determine the time or times at which options, appreciation rights and performance shares shall be granted under the Program; (vi) to determine the number of shares subject to any option or stock appreciation right under the Program and the number of shares to be awarded as performance shares under the Program as well as the
option  price,  and  the  duration  of  each  option,   appreciation  right  and
performance share, vesting requirements, and any other terms and conditions of options, appreciation rights and performance shares; (vii) to terminate the Program; and (viii) to make any other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program. All decisions, determinations and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program and on their legal representatives, heirs and beneficiaries.

         Article 3. Maximum Number of Shares Subject to the Program. The maximum aggregate number of shares of Common Stock available pursuant to the Plans, subject to adjustment as provided in Article 6 hereof, shall be 475,000 shares of Common Stock. If any of the options granted under this Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall again be available for the purposes of the Program. If the performance objectives associated with the grant of any performance share(s) are not achieved within the specified performance period, or if the performance share grant terminates for any reason before the performance objective date arrives, the shares of Common Stock associated with such performance shares shall again be available for the purposes of the Program.

         Article 4. Eligibility and Participation. Only regular, full-time employees of the Corporation, including officers whether or not directors of the Corporation, or of any subsidiary, shall be eligible for selection by the Program Administrators to participate in the Program. Directors who are not full-time, salaried employees of the Corporation, or of any subsidiary, shall not be eligible to participate in the Program.

         Article 5. Effective Date and Term of Program. The Program shall become effective upon its adoption by the Board of Directors of the Corporation and subsequent approval of the Program by a majority of the total votes eligible to be cast at a meeting of Federal Trust Corporation's shareholders, which vote shall be taken within 12 months of adoption of the Program by the Corporation's Board of Directors; provided, however, that options, appreciation rights and performance shares may be granted under this Program prior to obtaining shareholder approval of the Program and, further provided, that any such options or appreciation rights or performance shares shall be contingent upon such shareholder approval being obtained and may not be exercised prior to such approval. The Program shall continue in effect for a term of 10 years unless sooner terminated under Article 2 of the General Provisions.

         Article 6. Adjustments. If the shares of Common Stock of the Corporation as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a change in the number of authorized shares of Common Stock, merger, consolidation, combination,

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exchange of shares, other  reorganization,  recapitalization,  reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options, appreciation rights and performance shares may be granted under this Program. A corresponding adjustment changing the number or kind of shares allocated to unexercised options, appreciation rights, performance shares or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options and appreciation rights shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option or appreciation right but with a corresponding adjustment in the price for each share or other unit of any security covered by the option or appreciation right. In making any adjustment pursuant to this Article 6, any fractional shares shall be disregarded.

         Article 7. Termination and Amendment of Program. The Program shall terminate no later than 10 years from the date such Program is adopted by the Board of Directors or the date such Program is approved by the shareholders, whichever is earlier. No options, appreciation rights or performance shares shall be granted under the Program after that date. Subject to the limitation contained in Article 8 of the General Provisions, the Program Administrators may at any time amend or revise the terms of the Program, including the form and substance of the option, appreciation right, and performance share agreements to be used hereunder; provided that no amendment or revision shall: (i) increase the maximum aggregate number of shares that may be sold, appreciated or distributed pursuant to options, appreciation rights or performance shares granted under this Program, except as permitted under Article 6 of the General Provisions; (ii) change the minimum purchase price for shares under Section 4 of the Plan I; (iii) increase the maximum term established under the Plans for any option, appreciation right or performance share; or (iv) permit the granting of an option, appreciation right or performance share to anyone other than as provided in Article 4 of the General Provisions.

         Article 8. Prior Rights and Obligations. No amendment, suspension or termination of the Program shall, without the consent of the employee who has received an option, appreciation right or performance share, alter or impair any of that employee's rights or obligations under any option, appreciation right or performance share granted under the Program prior to such amendment, suspension or termination.

         Article 9. Privileges of Stock Ownership. Notwithstanding the exercise of any options granted pursuant to the terms of this Program or the achievement of any performance objective specified in any performance share granted pursuant to the terms of this Program, no employee shall have any of the rights or privileges of a shareholder of the Corporation in respect of any shares of stock issuable upon the exercise of his or her option or achievement of his or her performance goal until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option or achievement of any performance goal as specified in a performance share unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with. No adjustment shall be made for dividends or any other distribution for which the record date is prior to the date on which such stock certificate is issued.


         Article 10. Reservation of Shares of Common Stock. During the term of this Program, the Corporation will at all times, reserve and keep available such

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number of shares of its  Common  stock as shall be  sufficient  to  satisfy  the requirements of the Program. In addition, the Corporation will from time to time, as is necessary to accomplish the purposes of this Program, seek to obtain from any regulatory agency having jurisdiction over any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Corporation to obtain from any regulatory agency having jurisdiction the authority deemed by the Corporation's counsel to be necessary to permit the lawful issuance and sale of any shares of its stock hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of the stock as to which the requisite authority shall not have been obtained.

         Article 11. Tax Withholding. The exercise of any option, appreciation right or performance share granted under the Program is subject to the condition that if at any time the Corporation shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option, appreciation right or performance share shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation.

         Article 12. Employment. Nothing in the Program or in any option, stock appreciation right or performance share award shall confer upon any eligible employee any right to continued employment by the Corporation, or by any subsidiary corporations, or limit in any way the right of the Corporation or its subsidiary corporations at any time to terminate or alter the terms of that employment.


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                            FEDERAL TRUST CORPORATION

                                     PLAN I
                           INCENTIVE STOCK OPTION PLAN


         Section 1. Purpose. The purpose of this Incentive Stock Option Plan ("Incentive Plan") is to promote the growth and general prosperity of Federal Trust Corporation, Federal Trust Bank and the subsidiaries of either company (collectively, the "Corporation") by permitting the Corporation to grant options to purchase shares of its Common Stock. The Incentive Plan is designed to help attract and retain superior personnel for its positions of responsibility with the Corporation, or of any subsidiary, and to provide key employees with an additional incentive to contribute to the success of the Corporation. The Corporation intends that options granted pursuant to the provisions of the Incentive Plan will qualify and will be identified as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). This Incentive Plan is Part I of the Corporations Program. Unless any provision herein indicates to the contrary, this Incentive Plan shall be subject to the General Provisions of the Program.

         Section 2. Option Terms and Conditions. The terms and conditions of options granted under the Incentive Plan may differ from one another as the Program Administrators shall, in their discretion, determine, as long as all options granted under the Incentive Plan satisfy the requirements of the Incentive Plan.

         Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Incentive Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Incentive Plan expire later than 10 years from the date on which the option is granted, except that any employee who owns more than 10% of the combined voting power of all classes of stock of the Corporation, or of its subsidiaries, must exercise any options granted thereto within three years from the date of the grant. In addition, each option shall be subject to early termination as provided in the Incentive Plan.

         Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the fair market value of the shares at the time of the grant of the option; except that for any employee who owns more than 10% of the combined voting power of all classes of stock of the Corporation, or of its subsidiaries, the purchase price shall not be less than 110% of the fair market value. For purposes of this Plan I, fair market value shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares as selected by the Board of Directors of the Corporation.

         Section 5. Maximum Amount of Options Exercisable in any Calendar Year. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options, as defined in Section 422(b) of the Code, are exercisable for the first time by any

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employee  during any  calendar  year  (under the terms of this Plan and all such plans of the Corporation and any subsidiaries) shall not exceed $100,000.

         Section 6. Exercise of Options. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Program Administrators; provided, however, that no option may be exercisable for the first six months following the date the option is granted. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Corporation or by shares of Common Stock (including shares acquired pursuant to the exercise of an option), if permitted by the Program Administrators, or by a combination of cash, check or shares of Common Stock, at the time of exercise of the option, provided that the form(s) of payment allowed the employee shall be established when the option is granted. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value as determined by the Program Administrators in accordance with
Section 4 of this Incentive Plan.

         Section 7. Acceleration of Rights of Exercise of Installments. Notwithstanding the first sentence of Section 6 of this Incentive Plan with respect to the ability to exercise options in installments, in the event the Corporation or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Corporation by means of a sale, merger or other reorganization, liquidation or otherwise, any option granted pursuant to the terms of the Incentive Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the time period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Corporation and, subject to the provisions hereof, ending when the disposition of assets or stock contemplated by that agreement is consummated or the option is otherwise terminated in accordance with its provisions or the provisions of this Incentive Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 7 on account of any agreement to dispose of all or substantially all of the assets or stock of the Corporation by means of a sale, merger or other reorganization, liquidation or otherwise where the shareholders of the Corporation immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether the Corporation or some other entity, immediately after the consummation of the transaction; and, provided further, that the exercisability of an option may not be accelerated prior to the sixth month anniversary of the date the option was granted. In the event the transaction contemplated by the agreement referred to in this Section 7 is not consummated, but rather is terminated, canceled or expires, the options granted pursuant to the Incentive Plan shall thereafter be treated as if that agreement had never been entered into.

         Notwithstanding the first sentence of Section 6 of this Incentive Plan with respect to the ability to exercise options in installments, and subject to the provisions of the first paragraph of this Section 7, in the event of a change of control of the Corporation or threatened change in control of the Corporation as determined by a vote of not less than a majority of the Board of Directors of the Corporation, all options granted prior to such change in control or threatened change of control shall become immediately exercisable, except that any option granted for less than six months shall not become exercisable until the sixth month anniversary of the date the option was granted. The term "control" for purposes of this Section shall refer to the acquisition of 10% or more of the voting securities of the Corporation by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that for purposes of this Incentive Plan, except under the circumstances as set forth in the paragraph of this Section 7, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 10% or more of the voting securities of the Corporation, the full Board of Directors of the Corporation shall have adopted by not less than two- thirds vote a resolution specifically approving such acquisition or offer. The term "person" for venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         Section 8. Written Notice Required. Any option granted pursuant to the terms of the Incentive Plan shall be exercised when written notice of that exercise has been given to the Corporation at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Corporation.

         Section 9. Compliance With Securities Laws. Shares of Common Stock shall not be issued with respect to any option granted under the Incentive Plan unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended ("Securities Act"), the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national quotation system upon which the shares may be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance. The Program Administrators may also require an employee to whom an option has been granted under the Incentive Plan ("Optionee") to furnish evidence satisfactory to the Corporation, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability to the extent required by law or by this Section 9.

         Section 10. Employment of Optionee. Each Optionee, if requested by the Program Administrators when the option is granted, must agree in writing as a condition of receiving his or her option that he or she will remain in the employ of the Corporation or any subsidiary of the Corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425[a] of the Code applies), as the case may be, following the date of the granting of that option for a period specified by the Program Administrators, which period shall in no event exceed three years. Nothing in the Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Corporation, or limit in any way the right of the Corporation at any time to terminate or alter the terms of that employment

         Section 11. Option Rights Upon Termination of Employment. If an Optionee ceases to be employed by the Corporation or any subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425[a] of the Code applies), for any reason other than death, disability or cause, his or her option shall immediately terminate; provided, however, that the Program Administrators, may, in their discretion, allow such option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the option or this Incentive Plan otherwise provides for earlier termination. If an Optionee is terminated for cause, any options granted thereto under the provision of this Plan shall terminate as of the effective date of such termination of employment.

         Section 12. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Corporation or any subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425[a] of the Code applies), the option may be exercised, to the extent exercisable on the date of termination of employment at any time within one year after the date of termination of employment due to disability, unless either the option or this Incentive Plan otherwise provides for earlier termination.

         Section 13. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by the Corporation or any subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425[a] of the Code applies), or within three months after ceasing to be an employee thereof, his or her option shall expire one year after the date of death, unless by its term it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee was entitled to exercise the option at the date of death.

         Section 14. Options not Transferable. Options granted pursuant to the terms of this Incentive Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee, only by that Optionee, or his guardian or legal representative.

         Section 15. Conversion of Options Granted Under Incentive Plan. Options granted pursuant to the terms of this Incentive Plan may be converted with the written consent of the Optionee to compensatory non-qualified stock options subject to and governed by the provisions of the Compensatory Stock Option Plan, which is a part of the Program.

                            FEDERAL TRUST CORPORATION

                                     PLAN II
                         COMPENSATORY STOCK OPTION PLAN


         Section 1. Purpose. The purpose of this Compensatory Stock Option Plan ("Compensatory Plan") is to permit Federal Trust Corporation, Federal Trust Bank and the subsidiaries of either company (collectively, the "Corporation") to grant options to purchase shares of its Common Stock to selected officers and full-time, key employees of the Corporation or any subsidiary. The Compensatory Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Corporation and to provide key employees with an additional incentive to contribute to the success of the Corporation. Any option granted pursuant to this Compensatory Plan shall be clearly and specifically designated as not being an incentive stock option, ass defined in
Section 422 of the Code. This Compensatory Plan is Part II of the Corporation's Program. Unless any provision herein indicates to the contrary, this Compensatory Plan shall be subject to the General Provisions of the Program.

         Section 2. Option Terms and Conditions. The terms and conditions of options granted under this Compensatory Plan may differ from one another as the Program Administrators shall, in their discretion determine as long as all options granted under the Compensatory Plan satisfy the requirements of the Compensatory Plan.

         Section 3. Duration Options. Each option and all rights thereunder granted pursuant to the terms of this Compensatory Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Compensator Plan expire later than 10 years and one month from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Compensatory Plan.

         Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall be equal to the fair market value of the shares at the time of the grant of the option. For purposes of this Plan II, fair market value shall be the Closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day) as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares as selected by the Board of Directors of the Corporation.

         Section 5. Exercise of Options. Each option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators; provided, however, that no option may be exercisable for the first six months following the date the option is granted. No options may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Corporation or by shares of Common Stock (including shares acquired pursuant to the exercise of an option), if permitted by the Program Administrators, or by a combination of cash, check or shares of Common Stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value as determined by the Program Administrators in accordance with Section 4 of this Compensatory Plan.

         Section 6. Acceleration of Right of Exercise of Installments. Notwithstanding the first sentence of Section 5 of this Compensatory Plan with respect to the ability to exercise options in installments, if the Corporation or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Corporation by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of this Compensatory Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Corporation and, subject to the provisions hereof, ending when the disposition of assets or stock contemplated by that agreement is consummated, or the option is otherwise terminated in accordance with its provisions or the provisions of this Compensatory Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 6 on account of any agreement to dispose of all or substantially all of the assets or stock of the Corporation by means of a sale, merger or other reorganization, liquidation or otherwise where the shareholders of the Corporation immediately before the consummation of the transaction will own least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether the Corporation or some other entity, immediately after the consummation of the transaction; and, provided further, that the exercisability of an option may not be accelerated prior to the sixth month anniversary of the date the option was granted. In the event the transaction contemplated by the agreement referred to in this Section 6 is not consummated but rather is terminated, canceled or expires, the options granted pursuant to this Compensatory Plan shall thereafter be treated as if that agreement had never been entered into.

         Notwithstanding the first sentence of Section 5 of this Compensatory Plan with respect to the ability to exercise options in installments, and subject to the provisions of the first paragraph of this Section 6, in the event of a change in control of the Corporation, or threatened change in control of the Corporation as determined by a vote of not less than a majority of the Board of Directors of the Corporation, all options granted prior to such change in control or threatened change in control shall become immediately exercisable, except that any option granted for less than six months shall not become exercisable until the sixth month anniversary of the date the option was granted. The term "control" for purposes of this Section shall refer to the acquisition of 10% or more of the voting securities of the Corporation by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that for purposes of this Compensatory Plan, except under the circumstances as set forth in the first paragraph of this Section 6 no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 10% or more of the voting securities of the Corporation, the full Board of Directors of the Corporation shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         Section 7. Written Notice Required. Any option granted pursuant to the terms of this Compensatory Plan shall be exercised when written notice of that exercise has been given to the Corporation at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Corporation.


         Section 8. Compliance With Securities Laws. Shares shall not be issued with respect to any option granted under the Compensatory Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange or national quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance. The Program Administrators may also require an employee to whom an option has been granted ("Optionee") to furnish evidence satisfactory to the Corporation, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability to the extent required by law or by this Section 8.

         Section 9. Employment of Optionee. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her option that he or she will remain in the employment of the Corporation or any subsidiary (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which section 425[a] of the Code applies), following the date of the granting of that option for a period specified by the Program Administrators, which period shall in no event exceed three years. Nothing in this Compensatory Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Corporation or any of its subsidiaries, or limit in any way the right of the Corporation or any subsidiary at any time to terminate or alter the terms of that employment.

         Section 10. Option Rights Upon Termination of Employment. If any Optionee under this Compensatory Plan ceases to be employed by the Corporation or any subsidiary (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which section 425[a] of the Code applies), for any reason other than disability, death or cause, his or her option; provided, however, that the Program Administrators may, in their discretion, allow such option to be exercised, to the extent exercisable on the date of termination of employment, at any time within the remaining period for exercise of the option, unless either the option or this Plan otherwise provides for earlier termination. If an Optionee is terminated for cause, any options granted thereto under the provisions of this Plan shall terminate as of the effective date of such termination of employment.

         Section 11. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Corporation or any subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which section 425[a] of the Code applies), the Program Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment or directorship, at any time within five years after the date of termination of employment due to disability, unless either the option or this Compensatory Plan otherwise provides for earlier termination.

         Section 12. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by the Corporation or any subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425[a] of the Code applies), his or her option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised, on the date of death by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee was entitled to exercise the option at the date of death.

         Section 13. Options not Transferable. Options granted pursuant to the terms of this Compensatory Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee only by that Optionee or his guardian or legal representative.

                            FEDERAL TRUST CORPORATION

                                    PLAN III
                         STOCK APPRECIATION RIGHTS PLAN


         Section 1. V Purpose. The purpose of this Stock Appreciation Rights Plan ("SAR Plan") is to permit Federal Trust Corporation, Federal Trust Bank and the subsidiaries of either company (collectively, the "Corporation") to grant stock appreciation rights for its Common Stock to its full- time, key employees. The SAR Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Corporation and to provide key employees with an additional incentive to contribute to the success of the Corporation. This SAR Plan is Plan III of the Program. Unless any provision herein indicates to the contrary, this SAR Plan shall be subject to the General Provisions of the Program.

         Section 2. Terms and Conditions. The Program Administrators may, but shall not be obligated to, authorize, on such terms and conditions as they deem appropriate in each case, the Corporation to accept the surrender by the recipient of a stock option granted under Plan I or Plan II of the right to exercise that option, or portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such option, or portion thereof, surrendered, over the option price of such shares. Such payment, at the discretion of the Program Administrators, may be made in shares of Common Stock valued at the then fair market value thereof, determined as provided in Section 4 of Plan I, or in cash or partly in cash and partly in shares of Common Stock; provided that with respect to rights granted in tandem with incentive stock options, the Program Administrators shall establish the form(s) of payment allowed the Optionee at the date of grant. The Program Administrators shall not be authorized to make payment to any Optionee in shares of the Corporation's Common Stock unless
Section 83 of the Code would apply to the Common Stock transferred to the Optionee. The Program Administrators may, but shall not be obligated to, also authorize naked stock appreciation rights in accordance with Section 9 hereof. Notwithstanding the foregoing, the Corporation may not permit the exercise and cancellation of a stock appreciation right issued pursuant to this SAR Plan until the Corporation has been subject to the reporting requirements of Section 13 of the Exchange Act for a period of at least one year prior to the exercise and cancellation of any such stock appreciation right and until a stock appreciation right issued pursuant to this SAR Plan has been outstanding for at least six months from the date of grant.

         Section 3. Time Limitations. Any election by an Optionee to exercise the stock appreciation rights provided in this SAR Plan shall be made during the period beginning on the third business day following the release for publication of quarterly or annual financial information required to be prepared and disseminated by the Corporation pursuant to the requirements of the Exchange Act and ending on the twelfth business day following such date. The required release of information shall be deemed to have been satisfied when the specified financial data appears on or in a wire service, financial news service or newspaper of general circulation or is otherwise first made publicly available.

         Section 4. Exercise of Stock Appreciation Rights. Effect on Stock Options and Vice Versa. Upon the exercise of a stock appreciation right, the number of shares available under the stock option to which it relates shall decrease by a number equal to the number of shares for which the right was exercised. Upon the exercise of a stock option, any related stock appreciation right shall terminate as to any number of shares subject to the right that exceeds the total number of shares for which the stock option remains unexercised.

         Section 5. Time of Grant. With respect to options granted under Plan I, stock appreciation rights must be granted concurrently with the stock options to which they relate; with respect to options granted under Plan II, stock appreciation rights may be granted concurrently or at any time thereafter prior to the exercise or expiration of such options.

         Section 6. Non-Transferable. The holder of a stock appreciation right may not transfer or assign the right otherwise than by will or in accordance with the laws of descent and distribution. Furthermore, in the event of the termination of his or her service with the Corporation as an officer and/or employee, the right may be exercised only within the period, if any, which the option to which it relates may be exercised.

         Section 7. Tandem Incentive Stock Option - Stock Appreciation Right. Whenever an incentive stock option authorized pursuant to Plan I and a stock appreciation right authorized hereunder are granted together and the exercise of one affects the right to exercise the other, the following requirements shall apply:

         (i) The stock appreciation right will expire no later than the expiration of the underlying incentive stock option;

         (ii) The stock appreciation right may be for no more than the difference between the exercise price of the underlying option and the market price of the stock subject to the underlying option at the time the stock appreciation right is exercised;

         (iii) The stock appreciation right is transferable only when the underlying incentive stock option is transferable and under the same conditions;

         (iv) The stock appreciation right may be exercised only when the underlying incentive stock option is eligible to be exercised; and

         (v) The stock appreciation right may be exercised only when the market price of the stock subject to the option exceeds the exercise price of the stock subject to the option.

         Section 8. Tandem Stock Option - Limited Stock Appreciation Right. The Program Administrators may provide that any tandem stock appreciation right granted pursuant to this Section 8 shall be a limited stock appreciation right, in which event:

         (i) The limited stock appreciation right shall be exercisable during the period beginning on the first day following the expiration of an Offer (as defined below) and ending on the thirtieth day following such date (but in no event less than six months after the date of grant of the right);

         (ii) Neither the option tandem to the limited stock appreciation right nor any other stock appreciation right tandem to such option may be exercised at any time that the limited stock appreciation right may be exercised, provided that this requirement shall not apply in the case of an incentive stock option tandem to a limited stock appreciation right if and to the extent that the Program Administrators determine that such requirement is not consistent with applicable statutory provisions regarding incentive stock options and the regulations issued thereunder; and

         (iii) Upon exercise of the limited stock appreciation right, the fair market value of the shares to which the right relates for purposes of Section 4 of Plan I shall be determined as the highest price per share paid in any Offer that is in effect at any time during the period beginning on the sixtieth day prior to the date on which the limited stock appreciation right is exercised and ending on such exercise date; provided, however, with respect to a limited stock appreciation right tandem to an incentive stock option, the Program Administrators shall determine the fair market value of such shares in a different manner if and to the extent that the Program Administrators deem necessary or desirable to conform with applicable statutory provisions regarding incentive stock options and the regulations issued thereunder.

         The term "Offer" shall mean any tender offer or exchange offer for shares of the Corporation, provided that the person making the offer acquires shares of the Corporation's capital stock pursuant to such offer.

         Section 9. Naked Stock Appreciation Right. The Program Administrators may provide that any stock appreciation right granted pursuant to this Section 9 shall be a naked stock appreciation right ("Naked Right"), in which event:

         (1) Operation. Participants shall be awarded Naked Rights for a period of up to five years or such shorter period which shall not be less than six months, as may be determined by the Program
               Administrators. Such designated period may vary as among participants and as among awards to a participant. Subject to compliance with Section 3 hereof, at the end of such designated period with respect to a participant, such participant shall receive an amount equal to the appreciation in market value of his or her Naked Rights as determined in paragraph (2) of this
               Section 9 (the "Right Award"). The Right Award shall be payable in cash or in shares of Common Stock, as may be determined by the Program Administrators. A participant may receive as many awards of Naked Rights at various times as may be determined to be appropriate by the Program Administrators.

         (2) Appreciation of Naked Rights. For purposes of determining the amount of a Right Award, the Program Administrators shall determine the market value of Naked Rights held by such participant at the end of the designated period for which such Naked Rights have been held ("Valuation Period") and subtract therefrom the market value of the same Naked Rights on the date awarded to such participant. The market value of one Naked Right on a valuation date for purposes of this Plan shall be determined by the Program Administrators on the basis of such factors as they deem appropriate, provided, however, that fair market value shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Board of Directors of the Corporation. The market value of Naked Rights held by a participant on a valuation date shall be determined by multiplying the number of Naked Rights held by such participant by the market value of one Naked Right on such valuation date. The measurement of appreciation shall be made separately with respect to each separate award of Naked Rights.

         (3) Nature of Naked Rights. The Naked Rights shall be used solely as a device for the measurement and determination of the amount to be paid to participants as provided in this Plan. The Naked Rights shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Naked Rights shall be and remain the sole property of the Corporation and the participants' rights hereunder are limited to the right to receive cash and shares of Common Stock as herein provided.

         (4) Acceleration of Right of Exercise. Notwithstanding the duration of an award of Naked Rights set forth in the first sentence of paragraph (1) of this Section 9, in the event the Corporation or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Corporation by means of a sale, merger or other reorganization, liquidation or otherwise, any Naked Right granted pursuant to paragraph (1) of this Section 9 shall become immediately exercisable during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Corporation and, subject to the provisions hereof, ending when the disposition of assets or stock contemplated by that agreement is consummated or the Naked Right is otherwise terminated in accordance with its provisions or the provisions of this Plan, whichever occurs first; provided, however, that no Naked Right shall be immediately exercisable under this paragraph (4) on account of any agreement to dispose of all or substantially all of the assets or stock of the Corporation by means of a sale, merger or other reorganization, liquidation or otherwise where the shareholders of the Corporation immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether the Corporation or some other entity, immediately after the consummation of the transaction; and, provided further, that any Naked Right which has been granted and is outstanding for less than six months shall not be exercisable until the sixth month anniversary of the date the Naked Right was granted. In the event the transaction contemplated by the agreement referred to in this paragraph (4) is not consummated, but rather is terminated, canceled or expires, the Naked Rights granted pursuant to paragraph (4) of this Section 9 shall thereafter be treated as if that agreement had never been entered into.

               Notwithstanding the duration of an award of Naked Rights set forth in the first sentence of paragraph (1) of this Section 9, in the event of a change in control of the Corporation or threatened change in control of the Corporation as determined by a vote of not less than a majority of the Board of Directors of the Corporation, all Naked Rights granted prior to such change in control or threatened change of control shall become immediately exercisable. The term "control" for purposes of this Section shall refer to the acquisition of 10% or more of the voting securities of the Corporation by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act; provided, however, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 10% or more of the voting securities of the Corporation, the full Board of Directors of the Corporation shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer; and provided further, that any Naked Right which has been granted and is outstanding for less than six months shall not be exercisable until the sixth month anniversary of the date the Naked Right was granted. The term "person" for purposes of this paragraph refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         (5) Written Notice Required. Any Naked Rights granted pursuant to paragraph (1) of this Section 9 shall be exercised when written notice of that exercise has been given to the Corporation at its principal office by the person entitled to exercise the Naked Right.

         (6) Compliance With Securities Laws. Shares of Common Stock shall not be issued with respect to any Naked Right granted under paragraph
               (1) of this Section 9 unless the exercise of that Naked Right and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance. In addition, any shares of Common Stock issued under this Section 9 to a participant may not be sold by the participant for a period of six months after the date of issuance of such shares. The Program Administrators may also require an employee to whom a right has been granted under paragraph (1) of this Section 9 ("Right Holder") to furnish evidence satisfactory to the Corporation, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being acquired without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Right Holder shall consent to the imposition of a legend on any shares of Common Stock so acquired restricting their transferability as required by law or by this paragraph
               (6).

         (7) Employment of Optionee. Each Right Holder, if requested by the Program Administrators when a Naked Right is granted, must agree in writing as a condition of receiving his or her Naked Right, that he or she will remain in the employ of the Corporation, or any subsidiary corporation of the Corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a Naked Right), as the case may be, following the date of the granting of that Naked Right for a period specified by the Program Administrators, which period shall in no event exceed three years. Nothing in this Section 9 or in any Naked Right granted hereunder shall confer upon any Right Holder any right to continued employment by the Corporation, or any subsidiary corporations, or limit in any way the right of the Corporation or any subsidiary corporations at any time to terminate or alter the terms of that employment.

         (8) Termination of Employment. If a Right Holder ceases to be employed by the Corporation, or any subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a Naked Right), for any reason other than death or disability, his or her Naked Right shall immediately terminate; provided, however, that the Program Administrators may, at the time a Naked Right is granted, in their discretion, allow such Naked Right to be exercised to the extent exercisable on the date of termination of employment at any time within three months after the date of termination of employment unless either the Naked Right or this Section 9 otherwise provides for earlier termination.

         (9) Rights Upon Disability. If a Right Holder becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Corporation or any subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a Naked Right) his or her Naked Rights may be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the Naked Right of
               Section 9 otherwise provides for earlier termination.

         (10) Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of a Naked Right, if a Right Holder dies while employed by the Corporation or any subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a Naked Right), or within three months after ceasing to be an employee thereof, his or her Naked Right shall expire one year after the date of death unless by its term it expires sooner. During this one year or shorter period, the Naked Right may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Right Holder's Naked Rights shall pass by will or by the laws of descent and distribution, but only to the extent that the Right Holder was entitled to exercise the Naked Right at the date of death.

         (11) Rights Not Transferable. Naked Rights granted pursuant to the terms of this Section 9 may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of a Right Holder only by that Right Holder.

         (12) Adjustments to Number of Rights. All Naked Rights granted pursuant to the terms of this Section 9 shall be adjusted in the manner prescribed by Article 6 of the General Provisions of this Program.

         Section 10. Request for Reports. A copy of the Corporation's annual report to shareholders shall be delivered to each Right Holder. Upon written request, the Corporation shall furnish to each Right Holder a copy of its most recent Annual Report on Form 10-K or Form 10- KSB, Annual Report, each Form 10-Q or 10-QSB, Quarterly Report, Form 8-K, and Current Report filed with the Securities and Exchange Commission since the end of the Corporation's prior fiscal year.

                            FEDERAL TRUST CORPORATION

                                     PLAN IV
                             PERFORMANCE SHARE PLAN


         Section 1. Purpose. The purpose of this Performance Share Plan ("Performance Plan") is to promote the growth and general prosperity of Federal Trust Corporation, Federal Trust Bank and the subsidiaries of either company (collectively, the "Corporation") by permitting the Corporation to grant performance shares to help attract and retain superior personnel for positions of substantial responsibility with the Corporation and any subsidiary and to provide key employees with an additional incentive to contribute to the success of the Corporation. The Performance Plan is Plan IV of the Corporation's Program. Unless any provision herein indicates to the contrary, the Performance Plan shall be subject to the General Provisions of the Program.

         Section 2. Terms and Conditions. The Program Administrators may grant performance shares to any employee eligible under Article 4 of the General Provisions. Each performance share grant confers upon the recipient thereof the right to receive a specified number of shares of Common Stock of the Corporation contingent upon the achievement of specified performance objectives within a specified period. The Program Administrators shall specify the performance objective and the period of duration of the performance share grant at the time that such performance share is granted. Any performance shares granted under this Plan shall constitute an unfunded promise to make future payments to the affected employee upon the completion of specified conditions. The grant of an opportunity to receive performance shares shall not entitle the affected employee to any rights to specific fund(s) or assets of the Corporation, or any parent or subsidiary. Any Common Stock distributed pursuant to a performance share may not be sold by the recipient for a period of six months from the date of receipt by an employee.

         Section 3. Cash in Lieu of Stock. In lieu of some or all of the shares earned by achievement of the specified performance objectives within the specified period, the Program Administrators may distribute cash in an amount equal to the fair market value of the Common Stock at the time that the employee achieves the performance objective within the specified period. Such fair market value shall be determined in accordance with the terms of Section 4 of Plan I and Plan II on the business day next preceding the date of payment.

         Section 4. Performance Objective Period. The duration of the period within which to achieve the performance objectives is to be determined by the Program Administrators. The period may not be less than one year, nor more than five years from the date the performance share is granted.

         Section 5. Non-Transferable. A participating employee may not transfer or assign a performance share.

         Section 6. Performance Share Rights Upon Death or Termination of Employment. If a participating employee dies or terminates service with the Corporation or any subsidiary of the Corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a performance share in a transaction to which Section 425[a] of the Internal Revenue Code of 1986, as amended ["Code"], applies), prior to the expiration of the performance objective period, any performance shares granted to him during that period are terminated.

         Section 7. Tax Consequences. No federal income tax consequences arc incurred by the Corporation or the participating employee at the time a performance share is granted. However, if the specified performance objectives are met, the employee will realize ordinary income at the end of the award period equal to the amount of cash or the fair market value of the stock received by him or her. The Corporation will ordinarily be entitled to a deduction for federal income tax purposes at the same time and in the same amount. The Program Administrators shall be authorized to make payment in shares of Common Stock only if Section 83 of the Code would apply to the transfer of Common Stock to the employee.